                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT


                                by and between


                                PROVIDENT BANK

                                      And

                              ___________________


                     ____________________________________


                          Made and Entered Into As Of
                               __________, 1998

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement ("Agreement") is made and entered into as of the ____ day of _________, 1998, by and between PROVIDENT BANK, a savings bank organized and existing under the laws of the United States of America and having its executive offices at 400 Rella Boulevard, Montebello, New York 10901 ("Bank"), and ____________________ ("Executive"). Provident Bancorp, Inc. ("Company") is a party to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder.


                                  WITNESSETH:

     WHEREAS, Executive is currently serving as _____________________________of the Bank; and

     WHEREAS, the Board of Directors of the Bank ("Board") considers the continued availability of Executive's services to be important to the successful management and conduct of the Bank's business and desires to secure for itself the continued availability of his or her services; and

     WHEREAS, for purposes of securing Executive's services for the Bank, the Board has approved and authorized the execution of the Agreement with Executive on the terms and conditions set forth herein; and

     WHEREAS, Executive is willing to continue to make his or her services available to the Bank on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Bank and Executive hereby agree as follows:

     SECTION 1.     EMPLOYMENT
                    ----------

     The Bank hereby agrees to continue the employment of the Executive and the Executive hereby agrees to continue such employment, during the period and upon the terms and conditions set forth in this Agreement.

     SECTION 2.     EMPLOYMENT PERIOD
                    -----------------

     (a) Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment ("Employment Period") established under this Section 2. The Employment Period shall be for a term commencing on the date of this Agreement and ending on the [second] anniversary of the date of this Agreement; provided, however, that on each day after the date of this Agreement, the Agreement shall automatically renew so that the remaining term shall be [twenty-four (24)] months, and provided, further that commencing on each annual anniversary of the date of this Agreement (the
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date of each annual anniversary hereof shall be hereinafter referred to as the
"Anniversary Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each such Anniversary Date, conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement and the results thereof shall be included in the minutes of the Board meeting. The Board shall give the Executive notice of its decision whether or not to extend the Employment Period at least 60 days prior to the Anniversary Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended. In such case, the Executive's employment shall cease at the end of [twenty-four (24)] months following such Anniversary Date.

     (b) Notwithstanding anything herein contained to the contrary: (i) the Executive's employment with the Bank may be terminated by the Bank or the Executive during the Employment Period, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Executive's employment following the expiration of the Employment Period upon such terms and conditions as the Board and the Executive may mutually agree.

     (c) If the Executive's employment with the Bank is terminated under described in Section 8(a), the term "unexpired Employment Period" in Section 8(b) shall mean the period of time commencing on the date of such termination and ending on the last day of the Employment Period.

     (d) Notwithstanding anything continued in this Section 2 to the contrary, in the event of a Change in Control of the Bank as defined in Section 10, the Employment Period shall be extended until the third anniversary of the Change in Control Date; provided, however, that commencing on the date one year after the Change in Control Date and on each anniversary of such date (such date and each annual anniversary thereof shall also be hereinafter referred to as the "Anniversary Date"), unless the Employment Period has been previously terminated, the Board shall, at least 60 days prior to each Anniversary Date, review and determine whether or not to approve a one-year extension of the Employment Period so that the Employment Period terminates three years from such Anniversary Date, and the Bank shall give the Executive notice of the Board's decision whether or not to extend the Employment Period at least 60 days prior to the Anniversary Date, and if such notice is that the Employment Period shall not be extended (a "Non-Renewal Notice"), the Employment Period shall not be extended.

     SECTION 3.  DUTIES
                 ------

     The Executive shall: (a) devote his or her full business time and attention (other than during weekends, holidays, vacation periods, and periods of illness, disability or approved leave of absence) to the business and affairs of the Bank and use his or her best efforts to advance the Bank's interests; (b) if duly appointed or elected, serve as [______________________________________] of the
Bank; and (c) perform such duties not inconsistent with his or her title and office as may be assigned to him or her by or under the authority of the Board. The Executive shall have such authority as is necessary or appropriate to carry out his or her assigned duties. The Executive shall be entitled to a minimum of four weeks of vacation time each year during the Employment Period.

     SECTION 4.  COMPENSATION
                 ------------

     In consideration for the services rendered by the Executive under this Agreement, the Bank shall pay to the Executive a salary at an annual rate equal to the greatest of:

          (a)  $__________;

          (b) such higher annual rate as may be prescribed by or under the authority of the Board;

          (c) for each calendar year that begins on or after the date on which a change in Control Date, as defined in Section 10, occurs, the product of the Executive's annual rate of salary in effect immediately prior to such calendar year, multiplied by the greatest of:

               (i)  1.06; or

               (ii) the quotient of (A) the average annual rate of salary, determined as of the first day of such calendar year, of the officers of the Bank (other than the Executive ) who are assistant vice presidents or more senior officers, divided by (B) the average annual rate of salary, determined as of the first day of the immediately preceding calendar year, of the officers of the Bank (other than the Executive) who are assistant vice presidents or more senior officers;

provided, however, that in no event shall the Executive's annual rate of salary
--------  -------
under this Agreement in effect at a particular time be reduced without the Executive's prior written consent. The annual rate of salary payable under this
Section 4 shall be paid in approximately equal installments in accordance with the Bank's customary payroll practices.

     SECTION 5.  EMPLOYEE BENEFIT PLANS AND PROGRAMS
                 -----------------------------------

     Except as otherwise provided in this Agreement, the Executive shall, during the Employment Period, be treated as an employee of the Bank, and be entitled to participate in and receive benefits under the Bank's Defined Benefit Pension Plan, 401(k) Plan, Management Incentive Program, Supplemental Executive Retirement Plan, group life, health (including hospitalization, medical and major medical), prescription drug, dental, short and long term disability insurance plans, and such other employee benefit plans and programs, including but not limited to any other incentive compensation plans or programs (whether or not employee benefit plans or programs), stock option plans and stock award plans, if any, as the Bank may maintain from time to time, in accordance with

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the terms and conditions of such employee benefit plans and programs and compensations plans and programs and in accordance with the Bank's customary practices to the extent maintained by the Bank, provided that he or she is a member of the class of employees authorized to participate in such plans or programs.

     SECTION 6.  OUTSIDE ACTIVITIES AND BOARD MEMBERSHIPS
                 ----------------------------------------

     During the term of this Agreement, the Executive shall not, directly or indirectly, provide services on behalf of any competitive financial institutions, any insurance company or agency, any mortgage or loan broker or any other competitive entity or on behalf of any subsidiary or affiliate of any such competitive entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venturer, corporate officer or director; nor shall the Executive acquire by reason of purchase during the term of this Agreement the ownership of more than 5% of the outstanding equity interest in any such competitive entity. In addition, during the term of this Agreement, the Executive shall not, directly or indirectly, acquire a beneficial interest, or engage in any joint venture in real estate with the Bank. Subject to the foregoing, and to the Executive's right to continue to serve as an officer and/or director or trustee of any business organization as to which he or she was so serving on the effective date of this Agreement, the Executive may serve on boards of directors of unaffiliated corporations, subject to Board approval, which shall not be unreasonably withheld, and such services shall be presumed for these purposes to be for the benefit of the Bank. Except as specifically set forth herein, the Executive may engage in personal business and investment activities, including real estate investments and personal investments in the stocks, securities and obligations of other financial institutions. Notwithstanding the foregoing, in no event shall the Executive's outside activities, services, personal business and investments materially interfere with the performance of his or her duties under this Agreement.

     SECTION 7.  WORKING FACILITIES AND EXPENSES
                 -------------------------------

     The Executive's principal place of employment shall be at the Bank's principal executive office at the address first above written, or at such other office of the Bank in Rockland County as the Board shall, in its sole discretion, deem to be in the best interest of the Bank, or at such other location upon which the Board and the Executive may mutually agree. The Bank shall reimburse the Executive for his or her ordinary and necessary business expenses and travel and entertainment expenses, incurred in connection with the performance of his or her duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

     SECTION 8.  TERMINATION OF EMPLOYMENT WITH BANK LIABILITY
                 ---------------------------------------------

     (a) In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

        (i) The Executive's voluntary resignation from employment with the Bank within one year following:

               (A) the failure of the Bank's President or the Bank's Board to re-appoint the Executive to the position set forth under
                    Section 3;

               (B) a material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope, which the Bank fails to cure within 30 days following written notice thereof from the Executive;

               (C) liquidation or dissolution of the Bank or the Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the Executive;

               (D) a material breach of this Agreement by the Bank, which the Bank fails to cure within 30 days following written notice thereof from the Executive; or

               (E) a Change in Control Date of the Bank as defined in Section 10; or

        (ii) the discharge of the Executive by the Bank for any reason other than for "Cause" as defined in Section 9(a); or

        (iii) the termination of the Executive's employment with the Bank as a result of the Executive's "total and permanent disability" which, for purposes of this Agreement, shall apply only if a majority of the members of the Board acting in good faith determine that, based upon competent and independent medical evidence presented by a physician or physicians agreed upon by the parties, the Executive's physical or mental condition is such that he or she is totally and permanently incapable of engaging in any substantial gainful employment based upon his or her education, training and experience;

then the Bank shall provide the benefits and pay to the Executive the amounts provided for under Section 8(b).

     (b) Upon the termination of the Executive's employment with the Bank under circumstances described in Section 8(a) of this Agreement, the Bank shall pay and provide or credit to the Executive (or, in the event of his or her death, to his or her surviving spouse or such other beneficiary as the Executive may designate in writing, or if there is neither, to his or her estate):

          (i) his earned but unpaid salary as of the date of the termination of his or her employment with the Bank;

          (ii) the benefits, if any, to which he or she is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs;

          (iii) continued group, life, health (including hospitalization, medical and major medical), prescription drug, dental, short and long term disability insurance benefits, in addition to those provided pursuant to Section 8(b)(ii), if and to the extent necessary to provide the Executive for the remaining unexpired Employment Period, coverage equivalent to the coverage to which he or she would have been entitled if he or she had continued working for the Bank during the remaining unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period;

          (iv) within thirty (30) days following his or her termination of employment with the Bank, a lump sum payment, as liquidated damages, in an amount equal to the present value of the salary that the Executive would have earned (but offset by any payments made under any short-term or long-term disability plan or program maintained by the Bank) if he or she had continued working for the Bank for the remaining unexpired Employment Period at the highest annual rate of salary achieved during the Employment Period, where such present value shall be determined using a discount rate of 6%, and shall be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination and to be payable without proof of damages and without regard to the Executive's efforts, if any, to mitigate damages;

          (v) within 60 days (or within such shorter period to the extent that information can reasonably be obtained) following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of: (A) the present value of the benefits to which he or she would be entitled under the Bank's Defined Benefit Pension Plan if he or she had the additional years of service that he or she would have had if he or she were 100% vested thereunder and had continued working for the Bank during the remaining unexpired Employment Period following his or her termination earning the salary that would have been paid during the remaining unexpired Employment Period, determined as if the plan had continued in effect without change in accordance with its terms as of the day prior to his or her actual date of termination and as if such benefits were payable beginning on the first day of the month coincident with or next following the actual date of his or her termination, over (B) the present value of the benefits to which he or she is actually entitled under the Bank's Defined Benefit Pension Plan as of the date of his or her termination, where such present value is to be determined using a discount rate of 6% and the mortality tables prescribed under Section 72 of the Internal Revenue Code of 1986 ("Code") and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes and Medicare taxes which become due as a result of such payment, in accordance with Section 8(e) below;

          (vi) within 60 days (or within such shorter period to the extent that information can be reasonably be obtained) following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the Bank's contributions that would have been made on his or her behalf under the Bank's 401(k) Plan and Employee Stock Ownership Plan (and any other defined contribution plan maintained by the Bank) if he or she had continued working for the Bank for the remaining unexpired Employment Period following his or her termination earning the salary that would have been achieved during the remaining unexpired Employment Period and making the maximum amount of employee contributions permitted, if any, under such plan or plans, where such present values are to be determined using a discount rate of 6% and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes and Medicare taxes which become due as a result of such payment, in accordance with Section 8(e) below;

          (vii) within 60 days (or within such shorter period to the extent that information can be reasonably be obtained) following his or her termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of (A) the present value of the benefits to which he or she would be entitled under the Supplemental Executive Retirement Plan (and any other excess benefit plan within the meaning of Section 3(36) of the Employment Retirement Income Security Act of 1974, as amended, or any deferred compensation plan for management or highly compensated employees that are maintained by the Bank), if he or she had continued working for the Bank for the remaining unexpired Employment Period following his or her termination earning the salary that would have been achieved during the remaining unexpired Employment Period, determined as if each such plan had continued in effect without change in accordance with its terms as of the day prior to his or her actual date of termination and as if such benefits were payable beginning on the first day of the month coincident with or next following his or her actual date of termination, over (B) the present value of the benefits to which he or she is actually entitled under any such plan, as of the date of his or her termination of employment with the Bank, where such present values are to be determined using a discount rate of 6% and the mortality tables prescribed under Section 72 of the Code and provided that the lump sum payment determined above shall be increased by an amount necessary to satisfy any federal, state and local income taxes and Medicare taxes which become due as a result of such payment, in accordance with Section 8(e) below;

          (viii) within 60 days (or within such shorter period to the extent that information can reasonably be obtained) following his or her termination of employment with the Bank, a lump sum payment in an amount equal to [two times] the average of the prior two years incentive compensation earned or received by him or her under all incentive compensation plans or programs adopted and maintained by the Bank, including but not limited to, the Management Incentive Program; and

          (ix) the lesser of [two (2)] additional years of vesting or the vesting of all remaining options awarded to Executive under any stock option plan and/or stock awards under any management recognition plan adopted by the Bank or the Company.

     (c) Notwithstanding the foregoing, upon the termination of the Executive's employment with the Bank under circumstances described in Section 8(a)(i)(E) of this Agreement, the Bank shall pay and provide or credit to the Executive (or in the event of his or her death, to his or her surviving spouse or such other beneficiary as the Executive may designate in writing, or if there is neither, to his or her estate), a benefit under Sections 8(b)(iii) through 8(b)(ix) above as if the "remaining unexpired Employment Period" under the Agreement is [thirty-six] rather than [twenty-four] months.

     (d) If the Bank gives Executive a Non-Renewal Notice, or if the Bank does not extend the Employment Period at least 60 days prior to any Renewal Date as described in Section 2 of the Agreement, Executive may resign from the employment of the Bank at any time after such an event. In such case, (i) the Bank shall pay to Executive severance benefits in a lump sum in cash within 30 days after such resignation equal to the amounts described in Section 8(b) of the Agreement, and (ii) the Bank shall provide the benefits described in Section 8(b)(ii), (iii) and (iv).

     (e) In the event that the Executive becomes entitled to a benefit under Sections 8(b)(v), (vi) or (vii) (collectively, the "Retirement Plan Replacement Benefit"), the Bank shall pay the Executive an additional payment under such Sections, as set forth therein, in order to compensate for the additional income and Medicare taxes that become due and owing as a result of such Retirement Plan Replacement Benefit. The additional amount, subject to applicable withholding requirements under state or federal law, shall equal:

          (i) the sum of the highest marginal federal, state and local income tax rate and Medicare tax rate multiplied by the Retirement Plan Replacement Benefit, and

          (ii) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of federal, state and local income taxes and Medicare taxes on the payment provided under Clause (i) and on any payments under this Clause (ii). In computing such tax allowance, the payments to be made under Clause (i) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                    Tax Rate
                         GUP =   ------------------
                                  1 - Tax Rate

               The "Tax Rate" for purposes of computing the GUP shall be the highest marginal federal, state and local income tax rate and the highest Medicare tax rate, applicable to the Executive in the year in which the payment made under Clause (i) is made.

     (f) Notwithstanding the foregoing, to the extent required by regulations or interpretations of the Office of Thrift Supervision, all payments under the Agreement shall not exceed three times the Executive's average annual compensation over the most recent five taxable years. The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first written and that such liquidated damages constitute reasonable damages under the circumstances.

     SECTION 9.  TERMINATION WITHOUT ADDITIONAL BANK LIABILITY
                 ---------------------------------------------

     In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

          (a) the discharge of the Executive for "Cause", which, for purposes of this Agreement, shall mean a discharge because the Board determines, by the affirmative vote of a majority of its members acting in good faith, that the Executive:

               (i) has intentionally failed to perform his or her assigned duties under this Agreement;

               (ii) has intentionally engaged in dishonest or illegal conduct in connection with his or her performance of services for the Bank or has been convicted of a felony;

               (iii) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to his or her performance of services for the Bank, as determined by the Board, or

               (iv) has intentionally breached the material terms of this Agreement;

          provided, however, that on and after the earliest date on which a
          --------- --------
          Change in Control Date as defined in Section 10 occurs, such a determination shall require the affirmative vote of at least three fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a 60 day period following the date on which the Board shall by written notice to the Executive, furnish to him or her a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his or her legal counsel at such presentations, or to refute the grounds for the proposed determination;

          (b) The Executive's voluntary resignation from employment with the Bank for reasons other than those specified in Section 8(a)(i) or 8(c); or

          (c)  The Executive's death;

then the Bank shall have no further obligations under this Agreement, other than the payment to the Executive of his or her earned but unpaid salary as of the date of the termination of his or her employment, and the provision of such benefits, if any, to which he or she is entitled as a former employee under the Bank's employee benefit plans and programs and compensation plans and programs. For purposes of this Section 9, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank. The cessation of employment of the Executive shall not be deemed to be for "Cause" within the meaning of Section 9(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive is guilty of the conduct described in Section 9(a) above, and specifying the particulars thereof in detail.

     SECTION 10.  CHANGE IN CONTROL
                  -----------------

     (a) For purposes of this Agreement, the term "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (b) For purposes of this Agreement, the term "Change in Control Date" shall mean the first date during the Employment Period on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Bank is terminated and if it is reasonably demonstrated by the Executive that such termination of Employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date such termination of employment.

     SECTION 11.  COVENANT NOT TO COMPETE
                  -----------------------

     The Executive hereby covenants and agrees that for a period of one (1) year following the date of his or her termination of employment with the Bank, if such termination occurs prior to the end of the Employment Period, he or she shall not, without the written consent of the Board, become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity competing with the Bank or its affiliates if such position entails working in (or providing services in) Rockland or Orange Counties; provided, however, that this Section 11 shall not
                             --------  -------
apply if the Executive's employment is terminated for the reasons set forth in
Section 8(a) or 8(d).

     SECTION 12.  ADDITIONAL TERMINATION AND SUSPENSION PROVISIONS
                  ------------------------------------------------

     (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818(e)(3) and (g)(1)), all obligations of the Bank under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all of the compensation withheld while the Bank's obligations under this Agreement were suspended and (ii) reinstate (in whole) any of the Bank's obligations which were suspended, and in exercising such discretion, the Bank shall consider the facts and make a decision promptly following such dismissal of charges and act in good faith in deciding whether to pay any withheld compensation to the Executive and to reinstate any suspended obligations of the Bank.

     (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     (c) If the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813 (x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the OTS (the "Director") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) If any regulation applicable to the Bank shall hereafter be adopted, amended or modified, or if any new regulation applicable to the Bank and effective after the date of this Agreement:

          (i) shall require the inclusion in this Agreement of a provision not presently included in this Agreement, then the foregoing provisions of this Section 12 shall be deemed amended to the extent necessary to give effect in this Agreement to any such amended, modified or new regulation; and

          (ii) shall permit the exclusion of a limitation in this Agreement on the payment to the Executive of an amount or benefit provided for presently in this Agreement, then the foregoing provisions of this Section 12 shall be deemed amended to the extent permissible to exclude from this Agreement any such limitation previously required to be included in this Agreement by a regulation prior to its amendment, modification or repeal.

     SECTION 13.  NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS
                  -----------------------------------------------

          Except as expressly provided in this Agreement, the termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Board or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's Defined Benefit Pension Plan, 401(k) Plan, Supplemental Executive Retirement Plan, Management Incentive Program, group life, health (including basic hospitalization and major medical), prescription drug, dental, short and long term disability insurance plans or such other employee benefit plans or programs, including but not limited to any incentive compensation plans or program (whether or not employee benefit plans or programs) as the Bank may maintain from time to time.

     SECTION 14.  SUCCESSORS AND ASSIGNS
                  ----------------------

          This Agreement will inure to the benefits of and be binding upon the Executive, his or her legal representatives and estate and intestate distributees, and the Bank, its successors and assigns, including any successor by merger or consolidation or conversion to stock form or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Any such successor of the Bank shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Bank, and the Executive's obligations hereunder shall continue in favor of such successor.

     SECTION 15.  NOTICES
                  -------

          Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or received by overnight carrier, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Executive:

               [to come]


          If to the Bank:

               Provident Bank
               400 Rella Boulevard
               Montebello, New York 10901

               Attention: President.



          With a copy to:

               Luse Lehman Gorman Pomerenk & Schick, LLP
               5335 Wisconsin Avenue, NW, Suite 400
               Washington, DC 20015

               Attention: Eric Luse, Esq.


     SECTION 16.  SETTLEMENT, INDEMNIFICATION AND ATTORNEY'S FEES
                  -----------------------------------------------

     (a) The Bank's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     (b) Unless it is determined that a claim made by the Executive was either frivolous or made in bad faith, the Bank agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of or in connection with his or her consultation with legal counsel or arising out of any action, suit, proceeding or contest (regardless of the outcome thereof) by the Bank, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

     (c) The Bank shall indemnify, hold harmless and defend the Executive for all acts or omissions taken or not taken by him or her in good faith while performing services for the Bank to the same extent and upon the same terms and conditions as other similarly situated officers and directors of the Bank. If and to the extent that the Bank maintains, at any time during the Employment Period, an insurance policy covering the other officers and directors of the Bank against lawsuits, the Bank shall use its best efforts to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

     SECTION 17.  SEVERABILITY
                  ------------

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     SECTION 18.  WAIVER
                  ------

     Failure to insist upon strict compliance with any terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment or any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 19.  COUNTERPARTS
                  ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     SECTION 20.  GOVERNING LAW
                  -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

     SECTION 21.  HEADINGS AND CONSTRUCTION
                  -------------------------

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise specified.

     SECTION 22.  ARBITRATION
                  -----------

     Any dispute or controversy arising out of, under, in connection with, or relating to this Agreement and any amendment hereof shall be submitted to binding arbitration before three arbitrators in Rockland County in accordance with the Commercial Arbitration Rules of the American Arbitration Association for expedited arbitration, and any judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     SECTION 23.  ENTIRE AGREEMENT: MODIFICATIONS
                  -------------------------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     SECTION 24.  SOURCE OF PAYMENTS
                  ------------------

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

     SECTION 25.  COMPLIANCE WITH LAW
                  -------------------

     Any payments made to the Executive pursuant to this Agreement, or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. 1828(i) and any regulations promulgated thereunder.

                    [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Executive has hereunto set his or her hand, all as of the day and year first above written.

WITNESS                             EXECUTIVE


______________________________      _________________________________
(Name)                              (Name)


ATTEST:                             PROVIDENT BANK



By:___________________________      By: _____________________________
  Secretary                              President
     [Seal]



ATTEST:                             PROVIDENT BANCORP, INC.



By: __________________________        By: ___________________________
   Secretary                               President